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

                                                     EXHIBIT (11)
                                                      Page 1 of 4

                     Southwest Airlines Co.
                Computation of Earnings Per Share
                For the Three Months Ended June 30, 1995

                                                          Fully
                                           Primary        Diluted
Weighted average shares outstanding      143,606,941    143,606,941

Shares issuable upon exercise of
     outstanding stock options
     (treasury stock method)               3,740,600      3,859,725

Weighted average common and common
     equivalent shares                   147,347,541    147,466,666

Earnings for per share computations      $59,724,000    $59,724,000
Earnings per common and common
     equivalent share                          $0.41          $0.41

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

                                                 EXHIBIT (11)
                                                 Page 2 of 4


                     Southwest Airlines Co.
                Computation of Earnings Per Share
            For the Three Months Ended June 30, 1994


                                                              Fully
                                                Primary      Diluted
Weighted average shares outstanding          143,001,902    143,001,902

Shares issuable upon exercise of
     outstanding stock options
     (treasury stock method)                   4,372,576      4,372,576

Weighted average common and common
     equivalent shares                       147,374,478     147,374,478

Earnings for per share computations          $58,522,000     $58,522,000

Earnings per common and common
     equivalent share                              $0.40           $0.40

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
                                                     EXHIBIT (11)
                                                      Page 3 of 4

                     Southwest Airlines Co.
                Computation of Earnings Per Share
             For the Six Months Ended June 30, 1995


                                                         Fully
                                           Primary       Diluted
Equivalent shares outstanding
at March 31, 1995                       146,532,231     146,532,231

Equivalent shares outstanding
at June 30, 1995                        147,347,541     147,466,666

Total Shares outstanding                293,879,772     293,998,897

Average number of equivalent shares
outstanding                             146,939,886     146,999,449

Earnings for per share computations     $71,550,000     $71,550,000

Earnings per common and common
equivalent share                              $0.49           $0.49

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
                                                     EXHIBIT (11)
                                                      Page 4 of 4

                     Southwest Airlines Co.
                Computation of Earnings Per Share
             For the Six Months Ended June 30, 1994


                                                             Fully
                                           Primary           Diluted
Equivalent shares outstanding at
March 31, 1994                           147,600,272        147,601,742

Equivalent shares outstanding at
June 30, 1994                            147,347,478        147,374,478

Total Shares outstanding                 294,974,750        294,976,220

Average number of equivalent
shares outstanding                       147,487,375        147,488,110

Earnings for per share computations     $100,369,000       $100,369,000

Earnings per common and common
equivalent share                               $0.68              $0.68
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